Exhibit 4.2
                                            [EXECUTION COPY]

                      SECOND AMENDMENT


     THIS SECOND AMENDMENT, dated as of January 16, 1998
(this "Amendment"), is among AMC ENTERTAINMENT INC. (the
"Borrower") and the Lenders (as defined below) signatures hereto.

                     W I T N E S S E T H

     WHEREAS, the Borrower, certain financial institutions from time to time parties thereto (the "Lenders"), The Bank of Nova Scotia (the "Administrative Agent") and Bank of
America National Trust and Savings Association (the
"Documentation Agent") are parties to the Amended and Restated Credit Agreement, dated as of April 10, 1997 (as amended or otherwise modified through the date hereof, the "Existing Credit Agreement");

     WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement as set forth below; and

     WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects and as provided below (the Existing Credit Agreement, as so amended or otherwise modified by this Amendment, being referred to as the "Credit Agreement");

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows.
                           PART  I.
         AMENDMENTS TO THE EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Second Amendment Effective Date (as defined in Subpart 3.1), the Existing Credit Agreement is hereby amended in accordance with this Part; except as so amended or otherwise modified by the consents granted below, the Existing Credit Agreement and the Loan Documents shall continue in full force and effect in accordance with their terms.

          SUBPART 1.1Amendment to Section 1.1 of the
    Existing Credit Agreement.  The proviso contained in clause
    (y) (iv) of the definition of "Cash Flow Coverage Ratio" is hereby amended in its entity to read as follows:

  "(provided, that there shall be excluded from this clause (iv) (A) all amounts paid by AMC
Philadelphia or AMC to H. Donald Busch or his estate ("Busch") to repurchase all of the shares held by Busch in AMC Philadelphia in any optional repurchase of such share by AMC Philadelphia or AMC, but only to the extent that the purchase price paid by AMC Philadelphia or AMC therefor is not greater than the purchase price that AMC
Philadelphia would be obligated to pay in the event of the exercise by Busch of his right to require
AMC Philadelphia to repurchase such stock pursuant to Section 5 of the Stockholders' Agreement dated
December 30, 1986 among AMC, AMC Philadelphia and
Busch, assuming such mandatory repurchase occurred at the same time as such optional repurchase and
(B) if expended on or prior to December 31, 1998, up to $71,000,000 in aggregate amount applied by the Borrower to redeem up to 2,720,700 shares of the Borrower's Preferred Stock that were issued and outstanding on January 9, 1997)"

                           PART II.
                       REPRESENTATIONS

           SUBPART 2.1 Representations and Warranties. in order to induce the Lenders to execute and deliver this Amendment, the Borrower represents and warrants to the Agents and the Lenders that:

           (a)both before and after giving effect to this Amendment, the representations and warranties made in Article VII of the Existing Credit Agreement are true and correct on and as of the Second Amendment Effective Date with the same effect as if made on and as of the Second Amendment Effective Date;

           (b)both before and after giving effect to this Amendment, no Default has occurred and is continuing or will result from the execution and delivery of this Amendment;

           (c)the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement (i) are within the corporate powers of the Borrower, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of any Organic Document of the Borrower or any Subsidiary or of any material Contractual Obligation or court decree or order which is binding upon the Borrower or any Subsidiary; and

           (d)the Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.


                         PART  III.
                 CONDITIONS TO EFFECTIVENESS

           SUBPART 3.1.Effectiveness. This Amendment shall become effective on such date (the "Second Amendment Effective Date") when the Administrative Agent shall have received a counterpart of this Amendment executed by the Borrower and the Required Lenders (or, in the case of any party other than the Borrower from which the Administrative Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the Administrative Agent.

           SUBPART 3.2. Confirmation. A confirmation executed by each Significant Subsidiary, substantially in the form of Exhibit A hereto.

           SUBPART 3.3.Other Documents. Such other documents as any Agent or any Lender may reasonably request in connection with the Borrower's authorization, execution and delivery of this Amendment.

                           PART IV.
                        MISCELLANEOUS

           SUBPART 4.1.Continuing Effectiveness, etc. As amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Second Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Existing Credit Agreement, after giving effect to the amendments set forth above.

           SUBPART 4.2.Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

           SUBPART 4.3.Expenses. The Borrower agrees to pay the reasonable costs and expenses of the Administrative
Agent (including reasonable attorney's fees and disbursements) in connection with the preparation, execution and delivery of this Amendment.

           SUBPART 4.4.Governing Law.  THIS AMENDMENT SHALL
BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF
THE STATE OF NEW YORK.

           SUBPART 4.5.Successors and Assigns.  This
Amendment shall be binding upon the Borrower, the Lenders and the Agents and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agents and the successors and assigns of the Lenders and the Agents.


                          EXHIBIT A

                        CONFIRMATION

                Dated as of January 16, 1998


       To:The Bank of Nova Scotia, as Administrative Agent, and the other financial institutions party to the Existing
Credit Agreement referred to below

          Please refer to: (a) the Amended and Restated Credit Agreement, dated as of April 10, 1997 (as amended or otherwise modified to the date hereof, the "Existing Credit Agreement"), among AMC Entertainment Inc. (the "Borrower"), the Lenders from time to time parties thereto, The Bank of Nova Scotia, as Administrative Agent and Bank of America National Trust and Savings Association, as the Documentation Agent; (b) the Second Amendment, dated as of January 16,
1998, (the "Second Amendment") to the Existing Credit Agreement; and (c) the Significant Subsidiary Guaranty (the "Guaranty").

          Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Second Amendment and the transactions contemplated thereby, the Guaranty and each other Loan Document (as defined in the Credit Agreement) to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          AMERICAN MULTI-CINEMA, INC.



By_____________________________________
Title:  Executive Vice President and
          Chief Financial Officer



          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

AMC ENTERTAINMENT INC.


By__________________________________
          Title:



THE BANK OF NOVA SCOTIA, as Administrative Agent and a Lender

By__________________________________
          Title:



BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as
Documentation Agent and a Lender

By__________________________________
          Title:



THE BANK OF NEW YORK

By__________________________________
          Title:



THE MITSUBISHI TRUST AND BANKING CORPORATION

By__________________________________
          Title:


ITEM 4.  Section 7.13.  Existing Subsidiaries and Significant
                        Subsidiaries



      Jurisdiction of   Percentage
   Name of SubsidiaryIncorporation or Formation
                     Owned

           SUBSIDIARIES OF AMC ENTERTAINMENT INC.

*American Multi-Cinema, Inc.    Missouri                100%
 National Cinema Network, Inc.  Missouri                100%
  AMC Entertainment
 International, Inc.            Delaware                100%


         SUBSIDIARIES OF AMERICAN MULTI-CINEMA, INC.

AMC Realty, Inc.                Delaware                100%


              SUBSIDIARIES OF AMC REALTY, INC.

Centertainment, Inc.            Delaware                100%


    SUBSIDIARIES OF AMC ENTERTAINMENT INTERNATIONAL, INC.

  AMC Europe S.A.               France          99%**
  AMC de Mexico, S.A. de C.V.   Mexico          98%***
  AMC Entertainment
   International Limited        United Kingdom  99%****


   SUBSIDIARIES OF AMC ENTERTAINMENT INTERNATIONAL LIMITED

  AMC Entertainment Espana S.A. Spain           100%
  Actividades Multi-Cinemas E
   Espectaculos, LDA
                                Portugal        95%*****

       *Significant Subsidiary
     **Remaining 1% is owned by directors of AMC Europe S.A.
   ***Remaining 2% is owned by American Multi-Cinema, Inc.
 ****Remaining 1% is owned by AMC Entertainment Inc.
*****Remaining 5% is owned by AMC Entertainment
International, Inc.